EXHIBIT 10.4

EXTENSION OF TERM OF

PLAINS EXPLORATION & PRODUCTION COMPANY, L.P.

TRANSITION SERVICES AGREEMENT

This Extension of Term of Plains Exploration & Production Company, L.P. Transition Services Agreement (this “Extension”), is entered into by Plains Resources Inc., a Delaware corporation (“Plains”), and Plains Exploration & Production Company, a Delaware corporation (f/k/a Plains Exploration & Production Company, L.P., a California limited partnership, and Plains Exploration & Production Company, L.P., a Delaware limited partnership) (“Plains Exploration” and along with Plains, the “Parties”), effective as of June 16, 2003. Undefined capitalized terms are defined in the Agreement (defined below).

WHEREAS, the Parties entered into the Plains Exploration & Production Company, L.P. Transition Services Agreement dated as of July 3, 2002 (the “Agreement”).

WHEREAS, the Parties extended the term of the Agreement for 180 days after the Distribution Date on December 18, 2002.

WHEREAS, due to certain unforeseen events and the need to provide certain services beyond the original anticipated term of the Agreement, the Parties intend to extend the term of the Agreement to June 16, 2004.

WHEREAS, the Parties anticipate that certain employees of Plains will continue to provide Plains Services to Plains Exploration following 180 days after the Distribution Date.

WHEREAS, Section 9.1 of the Agreement provides that the Parties may extend the term of the Agreement beyond 180 days after the Distribution Date.

NOW THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.    Term.    The term of the Agreement is hereby renewed and extended to June 16, 2004.

2.    Effect on the Agreement.    All other terms and conditions of the Agreement shall remain in full force and effect.

3.    Governing Law.    This Extension shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to conflicts of laws provisions.

4.    Counterparts.    This Extension may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Extension to be executed and delivered as of the date first above written.

PLAINS RESOURCES INC.

By:	/s/ STEPHEN A. THORINGTON

Name: Stephen A. Thorington Title: Executive Vice President and Chief Financial Officer

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ TIMOTHY T. STEPHENS

Name: Timothy T. Stephens Title: Executive Vice President— Administration, Secretary and General Counsel

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